EX-23.2

                              JASPERS + HALL, PC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Tonga Capital Corp.
    Commission File #  000-50619

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of Tonga Capital Corp., Inc. dated August 3, 2005.



                                      /s/ Jaspers + Hall, PC
                                        ---------------------------------------
                                          Jaspers + Hall, PC

Denver, Colorado
August 24, 2005